Exhibit 10.1

Separation and Release of Claims Agreement

This Separation and Release of Claims Agreement (“Agreement”) is entered into by and between Lilis Energy Inc. (“Employer”) on behalf of itself, its subsidiaries and other corporate affiliates and each of their respective employees, officers, directors, owners, stockholders and agents (collectively, “Employer Group”), and Kevin Nanke (“Employee,” and together with Employer, the “Parties”), as of the dates set forth below their signatures to this Agreement.

Employee’s last day of employment with Employer Group was January 23, 2017 (the “Separation Date”). Employee acknowledges that such termination was not for Good Reason (as defined in the Executive Employment Agreement, dated July 5, 2016, between the Parties (the “Employment Agreement”)), and that such termination does not constitute a Termination (as defined in the Employment Agreement), but that the termination does constitute an Involuntary Termination (as defined in the Employment Agreement) for purposes of the Employment Agreement. After the Separation Date, Employee shall not represent himself as being an employee, officer, director, attorney, agent or representative of Employer Group for any purpose. Except as otherwise set forth in this Agreement, the Separation Date shall be the employment termination date for Employee for all purposes, meaning Employee shall no longer be entitled to any further compensation, monies or other benefits from Employer Group, including coverage under the Employment Agreement and including coverage under any benefit plans or programs sponsored by Employer Group.

As of the Separation Date, Employee shall be deemed to have terminated (i) if a member, from the Board of Directors of Employer and the boards of directors of each member of Employer Group to which Employee has been appointed or nominated by or on behalf of Employer or any other member of Employer Group, (ii) from each position with Employer and each member of Employer Group, including as an officer of Employer and each other member of Employer Group and (iii) as a fiduciary of any employee benefit plan of Employer and each other member of Employer Group.

Employee agrees to not seek future employment with Employer Group.

1.                  Return of Property. By the Separation Date, Employee must return all Employer Group property, including identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files and any other Employer Group property in Employee’s possession.

2.                  Employee Representations. In exchange for the consideration described in Section 3, which Employee acknowledges to be good and valuable consideration for Employee’s obligations hereunder, Employee hereby represents that Employee intends to irrevocably and unconditionally fully and forever release and discharge any and all claims Employee may have, have ever had or may in the future have against Employer Group that may lawfully be waived and released arising out of or in any way related to Employee’s hire, benefits, employment or separation from employment with Employer Group, as further explained and in accordance with Section 5. Employee specifically represents, warrants and confirms that: (a) Employee has no claims, complaints or actions of any kind filed against Employer Group with any court of law, or local, state or federal government or agency; and (b) Employee has been properly paid for all hours worked for Employer Group, and that all commissions, bonuses and other compensation due to Employee has been paid. Any vested benefits under any of Employer Group’s employee benefit plans are excluded and shall be governed by the terms of the applicable plan documents and award agreements. Employee specifically represents, warrants and confirms that Employee has not engaged in, and is not aware of, any unlawful conduct in relation to the business of Employer Group. If any of these statements are not true, Employee cannot sign this Agreement and must notify Employer Group immediately, in writing, of the statements that are not true. Such notice will not automatically disqualify Employee from receiving these benefits, but will require Employer Group’s review and consideration.

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3.                  Separation Benefits.

(a)                In consideration for Employee’s execution, non-revocation of and compliance with this Agreement, including the waiver and release of claims in Section 5, Employer agrees to provide Employee the following: (i) a lump sum severance payment in an amount equal to 24 months of Employee’s base salary as in effect immediately prior to the Separation Date, payable on the Effective Date; (ii) a lump sum payment equal to twenty four months of COBRA premiums based on the terms of Employer’s group health plan and Employee’s coverage under such plan as of the Separation Date (regardless of any COBRA election actually made by Employee or the actual COBRA coverage period under Employer’s group health plan), payable on the Effective Date; and (iii) a lump sum bonus payment of $175,000, which benefits are contingent upon Employee’s execution and non-revocation of this Agreement.

(b)               Employee understands, acknowledges and agrees that these benefits exceed what Employee is otherwise entitled to receive upon separation from employment without execution of this Agreement, and that these benefits are in exchange for executing this Agreement. Employee further acknowledges that Employee has no entitlement to any additional payment or consideration not specifically referenced herein.

4.                  Non-Competition; Non-Solicitation; Anti-Raiding. In exchange for the consideration provided in this Agreement, Employer Group agrees to waive the provisions of Section 12.1 of Employee’s employment agreement, to the extent they apply to any and all properties and projects outside the Permian Basin in West Texas and New Mexico.

5.                  Release.

(a)                General Release and Waiver of Claims. In exchange for the consideration provided in this Agreement, Employee and Employee’s heirs, executors, representatives, agents, insurers, administrators, successors and assigns (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release and discharge Employer Group, including each member of Employer Group’s parents, subsidiaries, affiliates, predecessors, successors and assigns, and all of their respective officers, directors, employees, stockholders, trustees, partners and other related persons or entities, in their corporate and individual capacities (collectively, the “Releasees”) from any and all claims, demands, actions, causes of action, obligations, judgments, rights, fees, damages, debts, obligations, liabilities and expenses (inclusive of attorneys’ fees) of any kind whatsoever (collectively, “Claims”), whether known or unknown, from the beginning of time to the date of Employee’s execution of this Agreement, including any claims under any federal, state, local or foreign law, that the Releasors may have, have ever had or may in the future have arising out of, or in any way related to Employee’s hire, benefits, employment, termination or separation from employment with Employer Group and any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter, including (i) any and all claims under (in each case as amended) Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Family and Medical Leave Act (with respect to existing but not prospective claims), the Fair Labor Standards Act, the Equal Pay Act, the Employee Retirement Income Security Act of 1974 (with respect to unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Worker Adjustment and Retraining Notification Act, the National Labor Relations Act, the Age Discrimination in Employment Act (the “ADEA”), the Uniform Services Employment and Reemployment Rights Act, the Genetic Information Nondiscrimination Act of 2008, the New York State Human Rights Law, the New York Labor Law (including the Retaliatory Action by Employers Law, the New York State Worker Adjustment and Retraining Notification Act, all provisions prohibiting discrimination and retaliation, and all provisions regulating wage and hour law), the New York Civil Rights Law, Section 125 of the New York Workers’ Compensation Law, the New York City Human Rights Law, the Colorado Anti-Discrimination Act, the Colorado Minimum Wage Order, and the Colorado Labor Relations Act, and in each case all of their respective implementing regulations, and any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released; (ii) any and all claims for compensation of any type whatsoever, including claims for salary, wages, bonuses, commissions, incentive compensation, vacation and severance; (iii) any and all claims arising under tort, contract or quasi-contract law, including claims of breach of an expressed or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment or negligent or intentional infliction of emotional distress; and (iv) any and all claims for monetary or equitable relief, including attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements.

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(b)               Exclusions from General Release and Waiver of Claims. However, this general release and waiver of claims excludes, and Employee does not waive, release or discharge, (i) any right to file an administrative charge or complaint with the Equal Employment Opportunity Commission or other administrative agency; (ii) claims that cannot be waived by law, such as claims for unemployment benefit rights under the New York Unemployment Insurance Law, workers’ compensation, any rights under the Colorado Employment Security Act, and any claims for violation of the Colorado Wage Act; (iii) indemnification rights Employee has against Employer Group; and (iv) any rights to vested benefits, such as pension or retirement benefits.

(c)                Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to Employee in this Agreement, the Releasors hereby irrevocably and unconditionally fully and forever waive, release and discharge the Releasees from any and all Claims, whether known or unknown, from the beginning of time to the date of Employee’s execution of this Agreement arising under the ADEA. By signing this Agreement, Employee hereby acknowledges and confirms that: (i) Employee has read this Agreement in its entirety and understands all of its terms; (ii) Employee has been advised of and has availed himself of Employee’s right to consult with Employee’s attorney prior to executing this Agreement; (iii) Employee knowingly, freely and voluntarily assents to all of the terms and conditions set out in this Agreement including the waiver, release and covenants contained herein; (iv) Employee is executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which Employee is otherwise entitled; (v) Employee was given at least 21 days to consider the terms of this Agreement and consult with an attorney of Employee’s choice, although Employee may sign it sooner if desired; (vi) Employee understands that Employee has seven days from the date Employee signs this Agreement to revoke the release in this paragraph by delivering notice of revocation to Ariella Fuchs, General Counsel at Lilis Energy, Inc., by e-mail at AFuchs@lilisenergy.com, before the end of such seven-day period; and (vii) Employee understands that the release contained in this paragraph does not apply to rights and claims that may arise after the date on which Employee signs this Agreement.

6.                  Knowing and Voluntary Acknowledgment. Employee specifically agrees and acknowledges that: (i) Employee has read this Agreement in its entirety and understands all of its terms; (ii) Employee has been advised of and has availed himself of Employee’s right to consult with Employee’s attorney prior to executing this Agreement; (iii) Employee knowingly, freely and voluntarily assents to all of this Agreement’s terms and conditions including the waiver, release and covenants contained herein; (iv) Employee is executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which Employee is otherwise entitled; (v) Employee is not waiving or releasing rights or claims that may arise after Employee’s execution of this Agreement; and (vi) Employee understands that the waiver and release in this Agreement is being requested in connection with the cessation of Employee’s employment with Employer Group.

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Employee further acknowledges that Employee has had 21 days to consider the terms of this Agreement and consult with an attorney of Employee’s choice, although Employee may sign it sooner if desired. Further, Employee acknowledges that Employee shall have an additional seven days from the date on which Employee signs this Agreement to revoke consent to Employee’s release of claims under the ADEA by delivering notice of revocation to Ariella Fuchs, General Counsel at Lilis Energy, Inc., by e-mail at AFuchs@lilisenergy.com, before the end of such seven-day period. In the event of such revocation by Employee, Employer Group shall have the option of treating this Agreement as null and void in its entirety.

This Agreement shall not become effective until the eighth day after the Parties execute this Agreement. Such date shall be the “Effective Date” of this Agreement. No payments due to Employee hereunder shall be made or begin before the Effective Date.

7.                  Cooperation. The Parties agree that certain matters in which Employee has been involved during Employee’s employment may necessitate Employee’s cooperation with Employer in the future. Accordingly, for a period of 24 months following the Separation Date, to the extent reasonably requested by Employer, Employee shall cooperate with Employer in connection with matters arising out of Employee’s service to Employer; provided that Employer shall make reasonable efforts to minimize disruption of Employee’s other activities. Employer shall reimburse Employee for reasonable expenses incurred in connection with such cooperation and, to the extent that Employee is required to spend substantial time on such matters, Employer shall compensate Employee at an hourly rate based on Employee’s base salary on the Separation Date.

8.                  Mutual Non-Disparagement. Each Party agrees and covenants that it shall not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the other Party or its businesses, or any of its employees or officers, and existing and prospective customers, suppliers, investors and other associated third parties, now or in the future. Only remarks, comments or statements by the executive officers and boards of directors of Employer Group members will be attributable to Employer for purposes of this Section 8.

This Section 8 does not, in any way, restrict or impede either Party from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order. Employee shall promptly provide written notice of any such order to the Chief Executive Officer of Employer, and Employer shall promptly provide written notice of any such order to Employee.

9.                  Confidentiality. Employee agrees and covenants that Employee shall not disclose any of the terms of or amount paid under this Agreement or the negotiation thereof to any individual or entity; provided, however, that Employee will not be prohibited from making disclosures to Employee’s attorney, tax advisors and/or immediate family members, or as may be required by law.

This Section does not, in any way, restrict or impede Employee from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order. Employee shall promptly provide written notice of any such order to the Chief Executive Officer of Employer.

10.              Remedies. Should Employee fail to abide by any of the terms of this Agreement, or if Employee revokes the ADEA release contained in Section 5 within the seven-day revocation period, Employer may, in addition to any other remedies it may have, reclaim any amounts paid to Employee under the provisions of this Agreement or terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided herein.

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11.              Successors and Assigns.

(a)                Assignment by Employer Group. Employer Group may freely assign this Agreement at any time. This Agreement shall inure to the benefit of Employer Group and its successors and assigns.

(b)               No Assignment by Employee. Employee may not assign this Agreement or any part hereof. Any purported assignment by Employee shall be null and void from the initial date of purported assignment.

12.              Governing Law; Consent to Jurisdiction; Consent to Venue; Service of Process. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of New York. For purposes of resolving any dispute that arises directly or indirectly from the relationship of the Parties evidenced by this Agreement, the Parties hereby submit to and consent to the exclusive jurisdiction of the State of New York and agree that any related litigation shall be conducted solely in the courts of New York County, New York or the federal courts for the United States for the Southern District of New York, where this Agreement is made and/or to be performed, and no other courts. Each Party may be served with process in any manner permitted under State of New York law, or by United States registered or certified mail, return receipt requested.

13.              Entire Agreement. Unless specifically provided herein, this Agreement and the Employment Agreement contain all the understandings and representations between Employee and Employer Group pertaining to Employee’s hire, benefits, employment, termination and separation from employment with Employer Group, and supersede all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such hire, benefits, employment, termination and separation from employment.

The Parties mutually agree that this Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of this Agreement.

14.              Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by Employee and by the Chief Executive Officer of Employer. No waiver by either of the Parties of any breach by the other Party of any condition or provision of this Agreement to be performed by the other Party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the Parties in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

15.              Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the Parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement.

The Parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement or by making such other modifications as it deems warranted to carry out the intent and agreement of the Parties as embodied herein to the maximum extent permitted by law.

The Parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been set forth herein.

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16.              Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

17.              Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

18.              Nonadmission. Nothing in this Agreement shall be construed as an admission of wrongdoing or liability on the part of Employer Group.

19.              Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, Employer makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall Employer be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

20.              Acknowledgment of Full Understanding. EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF EMPLOYEE’S CHOICE BEFORE SIGNING THIS AGREEMENT. EMPLOYEE FURTHER ACKNOWLEDGES THAT EMPLOYEE’S SIGNATURE BELOW IS AN AGREEMENT TO RELEASE EMPLOYER GROUP FROM ANY AND ALL CLAIMS.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth below.

EMPLOYER		EMPLOYEE

Sign Name:	/s/ Abraham Mirman	Sign Name:	/s/ Kevin Nanke
Print Name:	Abraham Mirman	Print Name:	Kevin Nanke
Title:	Chief Executive Officer	Date:	2/10/17
Date:	2/13/17

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